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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 30549
________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	59-3191743
(State of incorporation or organization)	(I.R.S. employer identification no.)

One Independent Drive, Suite 114
Jacksonville, Florida 32202
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
6.0% Series 7 Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-174535
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.Description of Registrant's Securities to be Registered

The description of the Registrant's 6.0% Series 7 Cumulative Redeemable Preferred Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form S-3 (File No. 333-174535), which became effective upon filing with the Securities and Exchange Commission on May 26, 2011, and under the heading “Description of the Series 7 Preferred Shares” in the Registrant's Prospectus Supplement filed pursuant to Rule 424(b)(5) thereto, dated August 14 2012, is incorporated herein by reference.
Item 2.Exhibits

Exhibit 3.1    Restated Articles of Incorporation of Regency Centers Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed February 19, 2008)

Exhibit 3.2    Form of Amendment to the Company's Articles of Incorporation Designating the Preferences, Rights and Limitations of the Series 7 Preferred Shares (filed herewith)

Exhibit 3.3    Amended and Restated Bylaws of Regency Centers Corporation (incorporated by reference to Exhibit 3.2(b) of the Company's Form 8-K filed November 7, 2008).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
REGENCY CENTERS CORPORATION
(Registrant)

By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President,
Finance and Principal Accounting Officer

Dated: August 16, 2012

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